Exhibit 99.3

C&J ENERGY SERVICES, INC.
CERTAIN OPERATIONAL DATA
AS OF SEPTEMBER 30, 2019

Completion Services
Average active hydraulic fracturing horsepower	590,000

Total fracturing stages	5,356

Average active wireline trucks	56

Average active pumpdown units	69

Well Construction and Intervention
Average active cementing units	57

Average active coiled tubing units	16

Well Support Services
Average active workover rigs	140

Total workover rig hours	97,170

Average active fluids management trucks	457

Total fluids management truck hours	217,780